FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary W. Hanson
(602) 286-1530	(602) 286-1777
Michelle Clemente
(602) 286-1533

WESTERN REFINING ANNOUNCES THIRD QUARTER 2014 RESULTS

• Net income of $1.84 per diluted share, $1.73 per diluted share, excluding special items
• Approval of special dividend of $2.00 per share, payable in December 2014
• Additional $200 million in share repurchases authorized

EL PASO, Texas - November 4, 2014 - Western Refining, Inc. (NYSE: WNR) today reported results for its third quarter ending September 30, 2014. Net income attributable to Western, excluding special items, was $175.3 million, or $1.73 per diluted share. This compares to third quarter 2013 net income, excluding special items, of $29.6 million, or $0.33 per diluted share.
Including special items, the Company recorded third quarter 2014 net income attributable to Western of $186.7 million, or $1.84 per diluted share, as compared to net income of $50.3 million, or $0.53 per diluted share for the third quarter of 2013. Special items in the third quarter of 2014 consisted primarily of a non‑cash, unrealized pre-tax hedging gain of $17.0 million. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables. Western's consolidated financial results include the results of both Western Refining Logistics, LP (NYSE: WNRL) and Northern Tier Energy LP (NYSE: NTI).
Jeff Stevens, Western's President and Chief Executive Officer, said, "Our third quarter results reflect exceptional performance throughout all of Western's business segments. Our refineries operated very well and we benefited from an attractive margin environment. The WTI Midland/Cushing crude oil differential was at historical highs and our wholesale and retail businesses performed well."
During the third quarter, Western paid a dividend of $0.26 per share of common stock and repurchased approximately $43 million or 1.1 million shares of common stock.
In October, Western's Board of Directors approved a $0.30 per share dividend for the fourth quarter, a 15% increase over the third quarter dividend. On November 3, 2014, the Board declared a special dividend of $2.00 per share to be paid on December 1, 2014 to shareholders of record on November 18, 2014. Finally, the Board also authorized an additional $200 million for share repurchases.
Stevens added, "We continue to make great progress toward accomplishing our 2014 goals. Our operations continue to run safely and reliably and we are executing on a number of discretionary capital projects. We have realized a number of synergies related to the NTI acquisition and expect to exceed our initial projection of $20 million in annual savings. Finally, we continue to return cash to our shareholders through dividends and share repurchases. Including the announced special dividend, and share repurchases through October 31, 2014, Western will return approximately $450 million in cash to shareholders in 2014."

Looking forward, Stevens said, "The fourth quarter is off to a good start. We successfully closed the sale of our wholesale business to WNRL for $360 million in cash and equity. We continue to benefit from a wide WTI Midland/Cushing price differential. Both refineries are operating well and capturing good margins. The Tex NewMex line will be completed and begin to receive line-fill in late December and will be fully operational by the end of the first quarter of 2015. Additionally, our retail operations had improved margins in October. Overall, we are well positioned to have another very successful quarter."
Conference Call Information
A conference call is scheduled for Tuesday, November 4, 2014, at 10:00 am ET to discuss Western's financial results for the third quarter ended September 30, 2014. A slide presentation will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 5150117. The audio replay will be available two hours after the end of the call through November 14, 2014, by dialing (855) 859-2056 or (404) 537-3406, passcode: 5150117.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded from GAAP measures certain income and expense items. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on extinguishment of debt; however, other items that have a cash impact, such as gains on disposal of assets and significant costs to exit an activity are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.
Western Refining, Inc. owns the general partner and approximately 66% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: progress in accomplishing our 2014 goals; our execution of discretionary capital projects; synergies related to the NTI acquisition including our expected annual savings resulting from such acquisition; our operating performance including the ability of our operations to continue to run safely and reliably; the margin environment and our ability to benefit from the margin environment; the discount between West Texas Intermediate Cushing (WTI) and WTI Midland crude oils; the timing for the completion of the TexNew Mex pipeline and the 70-mile extension and the Bobcat pipeline, including when they are expected to be fully operational; development of our logistics capabilities in the San Juan and Permian Basins; our ability and the timing for substituting common stream crude oil for shale crude oil at our El Paso refinery; our capital budget, including requisite approvals; our ability to return cash to shareholders through dividends and share repurchases and to maintain strong cash balances; and our overall positioning for the fourth quarter 2014. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in five business segments: refining, NTI, WNRL, wholesale and retail.

•
Our refining segment operates two refineries in the Southwest owned by Western that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains.

•
NTI owns and operates refining and transportation assets and operates retail convenience store assets and supports franchised retail convenience stores primarily in the Upper Great Plains region of the U.S.

•	WNRL owns and operates terminal, storage and transportation assets and provides related services primarily to our refining group in the Southwest.

•
Our wholesale segment includes a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. The wholesale group also markets refined products in the Northeast and Mid-Atlantic regions. Wholesale receives its product supply from the refining group and third-party suppliers.

•	Our retail segment operates retail convenience stores located in the Southwest that sell gasoline, diesel fuel and convenience store merchandise.
The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$4,052,324	$2,447,610	$12,128,757	$7,063,789
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	3,379,555	2,177,623	10,271,461	5,961,690
Direct operating expenses (exclusive of depreciation and amortization) (1)	218,183	123,474	619,995	359,195
Selling, general and administrative expenses	57,206	28,777	170,578	84,779
Affiliate severance costs	—	—	12,878	—
Loss (gain) on disposal of assets, net	(66)	(7,024)	939	(7,024)
Maintenance turnaround expense	1,883	2,895	48,329	46,098
Depreciation and amortization	46,910	27,735	141,168	79,210
Total operating costs and expenses	3,703,671	2,353,480	11,265,348	6,523,948
Operating income	348,653	94,130	863,409	539,841
Other income (expense):
Interest income	483	155	899	541
Interest expense and other financing costs	(16,358)	(13,432)	(68,940)	(46,101)
Amortization of loan fees	(1,892)	(1,523)	(6,068)	(4,642)
Loss on extinguishment of debt	—	(6)	(9)	(46,772)
Other, net	(2,816)	94	(351)	392
Income before income taxes	328,070	79,418	788,940	443,259
Provision for income taxes	(80,713)	(29,074)	(223,319)	(159,937)
Net income	247,357	50,344	565,621	283,322
Less net income attributable to non-controlling interests	60,608	—	136,630	—
Net income attributable to Western Refining, Inc.	$186,749	$50,344	$428,991	$283,322
Basic earnings per share	$1.85	$0.63	$4.86	$3.40
Diluted earnings per share	1.84	0.53	4.28	2.80
Weighted average basic shares outstanding	101,199	80,254	88,240	83,100
Weighted average dilutive shares outstanding (2)	101,325	102,720	102,207	105,602

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$208,959	$90,089	$494,058	$349,413
Investing activities	(46,875)	(38,902)	(142,036)	(140,322)
Financing activities	(43,743)	(52,381)	(169,938)	(291,917)
Capital expenditures	49,923	45,935	147,254	147,789
Cash distributions received by Western from:
NTI	$18,880	$—	$60,914	$—
WNRL	9,167	—	25,210	—
Other Data
Adjusted EBITDA (3)	$378,027	$92,240	$918,022	$575,345
Balance Sheet Data (at end of period)
Cash and cash equivalents			$650,154	$371,141
Working capital			1,078,164	371,392
Total assets			5,863,884	2,549,078
Total debt and lease financing obligation			1,279,435	564,683
Total equity			3,127,805	917,070

(1)
Excludes $1,193.0 million, $3,487.8 million, $1,113.1 million and $3,253.0 million of intercompany sales; $1,189.0 million, $3,475.5 million, $1,109.6 million and $3,244.3 million of intercompany cost of products sold; and $4.0 million, $12.3 million, $3.5 million and $8.7 million of intercompany direct operating expenses for the three and nine months ended September 30, 2014 and 2013, respectively.

(2)
Our computation of diluted earnings per share includes our Convertible Senior Unsecured Notes and any unvested restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for both the three and nine months ended September 30, 2014, and assumed issuance of 13.8 million shares related to the Convertible Senior Unsecured Notes for the nine months ended September 30, 2014. We assumed issuance of 0.1 million and 0.2 million restricted shares and share units for the three and nine months ended September 30, 2013, respectively, and assumed issuance of 22.4 million shares related to the Convertible Senior Unsecured Notes for both the three and nine months ended September 30, 2013.

(3)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$186,749	$50,344	$428,991	$283,322
Net income attributable to non-controlling interest	60,608	—	136,630	—
Interest expense and other financing costs	16,358	13,432	68,940	46,101
Provision for income taxes	80,713	29,074	223,319	159,937
Amortization of loan fees	1,892	1,523	6,068	4,642
Depreciation and amortization	46,910	27,735	141,168	79,210
Maintenance turnaround expense	1,883	2,895	48,329	46,098
Loss (gain) on disposal of assets, net	(66)	(7,024)	939	(7,024)
Loss on extinguishment of debt	—	6	9	46,772
Unrealized gain on commodity hedging transactions	(17,020)	(25,745)	(136,371)	(83,713)
Adjusted EBITDA	$378,027	$92,240	$918,022	$575,345

EBITDA by Reporting Entity
Western Adjusted EBITDA	$248,943	$92,240	$593,594	$575,345
WNRL EBITDA	16,093	—	45,627	—
NTI Adjusted EBITDA	112,991	—	278,801	—
Adjusted EBITDA	$378,027	$92,240	$918,022	$575,345

	Three Months Ended
	September 30,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$144,024	$8,014	$34,711
Net income attributable to non-controlling interest	—	4,251	56,357
Interest expense and other financing costs	11,857	230	4,271
Provision for income taxes	80,578	135	—
Amortization of loan fees	1,760	132	—
Depreciation and amortization	25,097	3,331	18,482
Maintenance turnaround expense	1,883	—	—
Gain on disposal of assets, net	(66)	—	—
Unrealized gain on commodity hedging transactions	(16,190)	—	(830)
Adjusted EBITDA	$248,943	$16,093	$112,991

	Nine Months Ended
	September 30,
	2014
	Western	WNRL	NTI
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$324,825	$22,329	$81,837
Net income attributable to non-controlling interest	—	11,844	124,786
Interest expense and other financing costs	51,683	682	16,575
Provision for income taxes	222,980	339	—
Amortization of loan fees	5,677	391	—
Depreciation and amortization	74,297	10,042	56,829
Maintenance turnaround expense	48,329	—	—
Gain (loss) on disposal of assets, net	1,040	—	(101)
Loss on extinguishment of debt	9	—	—
Unrealized gain on commodity hedging transactions	(135,246)	—	(1,125)
Adjusted EBITDA	$593,594	$45,627	$278,801

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Operating Income
Refining	$242,809	$100,209	$629,393	$557,604
Wholesale	8,321	6,273	24,554	24,193
Retail	8,524	5,492	7,979	9,210
Corporate and other	(20,561)	(17,844)	(56,833)	(51,166)
Western, excluding WNRL and NTI	239,093	94,130	605,093	539,841
WNRL	12,761	—	35,581	—
NTI	96,799	—	222,735	—
Operating income	$348,653	$94,130	$863,409	$539,841
Depreciation and Amortization
Western, excluding WNRL and NTI	$25,097	$27,735	$74,297	$79,210
WNRL	3,331	—	10,042	—
NTI	18,482	—	56,829	—
Depreciation and amortization expense	$46,910	$27,735	$141,168	$79,210
Capital Expenditures
Western, excluding WNRL and NTI	$37,938	$45,935	$101,490	$147,789
WNRL	2,748	—	11,425	—
NTI	9,237	—	34,339	—
Capital expenditures	$49,923	$45,935	$147,254	$147,789
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding WNRL and NTI			$465,010	$371,141
WNRL			79,109	—
NTI			106,035	—
Cash and cash equivalents			$650,154	$371,141
Total debt
Western, excluding WNRL and NTI			$896,026	$554,487
WNRL			—	—
NTI			357,312	—
Total debt			$1,253,338	$554,487
Total debt to capitalization ratio (1)			63.4%	60.5%
Total working capital
Western, excluding WNRL and NTI			$726,937	$371,392
WNRL			79,687	—
NTI			271,540	—
Total working capital			$1,078,164	$371,392

(1)
Calculation of total debt to capitalization ratio for the nine months ended September 30, 2014, excludes NTI debt of $357.3 million and total equity of $1,715.5 million attributable to non-controlling interest.

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$2,263,053	$1,996,642	$6,734,253	$5,774,210
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,912,640	1,787,848	5,748,784	4,852,728
Direct operating expenses (exclusive of depreciation and amortization)	78,122	82,893	225,127	238,106
Selling, general, and administrative expenses	7,216	7,245	21,700	21,357
Loss (gain) on disposal of assets, net	103	(7,024)	775	(7,024)
Maintenance turnaround expense	1,883	2,895	48,329	46,098
Depreciation and amortization	20,280	22,576	60,145	65,341
Total operating costs and expenses	2,020,244	1,896,433	6,104,860	5,216,606
Operating income	$242,809	$100,209	$629,393	$557,604
Key Operating Statistics
Total sales volume (bpd) (1) (3)	219,755	176,675	216,009	173,911
Total refinery production (bpd)	156,291	156,431	151,697	145,395
Total refinery throughput (bpd) (4)	158,452	159,622	153,937	148,130
Per barrel of throughput:
Refinery gross margin (2) (5)	$24.04	$14.22	$23.45	$22.79
Direct operating expenses (6)	5.36	5.64	5.36	5.89
The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	81,350	80,773	77,732	77,471
Diesel and jet fuel	65,786	65,076	63,692	58,477
Residuum	5,569	6,188	5,241	5,388
Other	3,586	4,394	5,032	4,059
Total refinery production (bpd)	156,291	156,431	151,697	145,395
Refinery throughput (bpd):
Sweet crude oil	122,282	125,875	120,873	114,873
Sour crude oil	26,319	26,583	24,841	25,292
Other feedstocks and blendstocks	9,851	7,164	8,223	7,965
Total refinery throughput (bpd) (4)	158,452	159,622	153,937	148,130

El Paso Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	64,614	63,737	60,904	60,399
Diesel and jet fuel	56,278	57,686	54,911	51,371
Residuum	5,569	6,188	5,241	5,388
Other	2,517	3,645	3,588	3,302
Total refinery production (bpd)	128,978	131,256	124,644	120,460
Refinery throughput (bpd):
Sweet crude oil	97,514	101,660	95,881	90,997
Sour crude oil	26,319	26,583	24,841	25,292
Other feedstocks and blendstocks	6,844	5,315	5,709	6,222
Total refinery throughput (bpd) (4)	130,677	133,558	126,431	122,511
Total sales volume (bpd) (3)	138,212	142,151	138,851	139,689
Per barrel of throughput:
Refinery gross margin (2) (5)	$20.99	$11.56	$19.50	$20.54
Direct operating expenses (6)	4.32	4.35	4.31	4.43

Gallup Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,736	17,036	16,828	17,072
Diesel and jet fuel	9,508	7,390	8,781	7,106
Other	1,069	749	1,444	757
Total refinery production (bpd)	27,313	25,175	27,053	24,935
Refinery throughput (bpd):
Sweet crude oil	24,768	24,215	24,992	23,876
Other feedstocks and blendstocks	3,007	1,849	2,514	1,743
Total refinery throughput (bpd) (4)	27,775	26,064	27,506	25,619
Total sales volume (bpd) (3)	35,705	34,524	34,257	34,222
Per barrel of throughput:
Refinery gross margin (2) (5)	$20.65	$10.63	$16.54	$20.38
Direct operating expenses (6)	8.29	8.91	8.58	9.79

(1)
Refining net sales for the three and nine months ended September 30, 2014 include $410.4 million and $1,163.8 million, respectively, representing 45,837 and 42,901 bpd, respectively, in crude oil sales to third-parties without comparable activity in 2013. The majority of the crude oil sales resulted from the purchase of barrels in excess of what was required for production purposes in the El Paso and Gallup refineries.

(2)
Cost of products sold for the refining segment includes the segment's net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for the individual refineries.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$20,737	$12,739	$41,399	$2,250
Unrealized hedging gain, net	16,190	25,745	135,246	83,713
Total hedging gain, net	$36,927	$38,484	$176,645	$85,963

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 12.6% and 11.5% of our total consolidated sales volumes for the three and nine months ended September 30, 2014, respectively. The majority of the purchased refined products are distributed through our wholesale refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non‑cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles combined gross profit for the El Paso and Gallup refineries to combined gross margin for both refineries for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,263,053	$1,996,642	$6,734,253	$5,774,210
Cost of products sold (exclusive of depreciation and amortization)	1,912,640	1,787,848	5,748,784	4,852,728
Depreciation and amortization	20,280	22,576	60,145	65,341
Gross profit	330,133	186,218	925,324	856,141
Plus depreciation and amortization	20,280	22,576	60,145	65,341
Refinery gross margin	$350,413	$208,794	$985,469	$921,482
Refinery gross margin per refinery throughput barrel	$24.04	$14.22	$23.45	$22.79
Gross profit per refinery throughput barrel	$22.65	$12.68	$22.02	$21.17

(6)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

NTI
The following table sets forth the summary operating results for NTI. We acquired the general partner and a 38.7% limited partner interest in NTI on November 12, 2013. There is no comparable activity in prior periods.

	Three Months Ended	Nine Months Ended
	September 30,
	2014
	(Unaudited)
	(In thousands, except per barrel data)
Net sales	$1,449,033	$4,205,732
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,235,697	3,631,911
Direct operating expenses (exclusive of depreciation and amortization)	75,909	209,597
Selling, general and administrative expenses	22,146	71,883
Affiliate severance costs	—	12,878
Gain on disposal of assets, net	—	(101)
Depreciation and amortization	18,482	56,829
Total operating costs and expenses	1,352,234	3,982,997
Operating income	96,799	222,735
Other income (expense):
Interest income	95	272
Interest expense and other financing costs	(4,271)	(16,575)
Other, net	(1,555)	191
Income before income taxes	$91,068	$206,623

Key Operating Statistics
Total sales volume (bpd)	100,064	97,252
Total refinery production (bpd)	96,625	94,314
Total refinery throughput (bpd) (2)	96,464	94,054
Per barrel of throughput:
Refinery gross margin (1) (3)	$18.87	$17.35
Refinery gross margin excluding hedging activities (1) (3)	18.10	17.19
Gross profit (1) (3)	17.08	15.38
Direct operating expenses (4)	4.46	4.37
Retail fuel gallons sold (in thousands)	79,674	229,453
Retail fuel margin per gallon (5)	$0.20	$0.20
Merchandise sales	95,647	264,090
Merchandise margin (6)	25.7%	26.0%

Company-operated retail outlets at period end		165
Franchised retail outlets at period end		82

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging losses are also included in the combined gross profit and refinery gross margin.

	Three Months Ended	Nine Months Ended
	September 30,
	2014
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$5,978	$2,874
Unrealized hedging gain, net	830	1,125
Total hedging gain, net	$6,808	$3,999

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refinery's total throughput volumes for the respective period presented. The net realized and net non‑cash unrealized economic hedging losses included in NTI's gross margin are not allocated to the refinery. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following table reconciles gross profit to gross margin for the St. Paul Park refinery for the period presented:

	Three Months Ended	Nine Months Ended
	September 30,
	2014
	(Unaudited)
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,425,308	$4,155,644
Cost of products sold (exclusive of depreciation and amortization)	1,257,837	3,710,268
Depreciation and amortization	15,890	50,378
Gross profit	151,581	394,998
Plus depreciation and amortization	15,890	50,378
Refinery gross margin	$167,471	$445,376
Refinery gross margin per refinery throughput barrel	$18.87	$17.35
Gross profit per refinery throughput barrel	$17.08	$15.38

(4)
NTI's direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and fuel cost of products sold by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(6)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

WNRL
The following table sets forth the summary operating results for WNRL. There is no comparable activity prior to WNRL's commencement of operations on October 16, 2013.

	Three Months Ended	Nine Months Ended
	September 30,
	2014
	(Unaudited)
	(In thousands, except key operating statistics)
Revenues:
Affiliate	$34,914	$101,294
Third-party	686	2,044
Total revenues	35,600	103,338
Operating costs and expenses:
Operating and maintenance expenses	17,034	51,123
General and administrative expenses	2,474	6,592
Depreciation and amortization	3,331	10,042
Total operating costs and expenses	22,839	67,757
Operating income	12,761	35,581
Other income (expense):
Interest expense and other financing costs	(230)	(682)
Amortization of loan fees	(132)	(391)
Other, net	1	4
Income before income taxes	$12,400	$34,512

Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	27,382	22,351
Four Corners system (1)	38,623	38,483
Gathering (truck offloading):
Permian/Delaware Basin system	24,250	24,205
Four Corners system	10,979	11,187
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	389,773	379,261

(1)
Some barrels of crude oil movements to our Gallup refinery are transported on more than one of WNRL's mainlines. Mainline movements for the Four Corners system include each barrel transported on each mainline.

Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$1,172,574	$1,242,365	$3,652,614	$3,618,413
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,138,553	1,216,132	3,555,046	3,533,482
Direct operating expenses (exclusive of depreciation and amortization)	21,282	16,557	59,944	49,345
Selling, general and administrative expenses	3,208	2,424	9,427	8,449
Gain on disposal of assets, net	(29)	—	(16)	—
Depreciation and amortization	1,239	979	3,659	2,944
Total operating costs and expenses	1,164,253	1,236,092	3,628,060	3,594,220
Operating income	$8,321	$6,273	$24,554	$24,193
Operating Data
Fuel gallons sold	390,941	399,291	1,191,168	1,157,620
Fuel gallons sold to retail (included in fuel gallons sold)	68,064	65,705	194,753	191,463
Average fuel sales price per gallon, net of excise taxes	$2.86	$3.00	$2.94	$3.02
Average fuel cost per gallon, net of excise taxes	2.81	2.96	2.88	2.96
Fuel margin per gallon (1)	0.07	0.06	0.06	0.07
Lubricant gallons sold	3,071	2,986	9,163	8,939
Average lubricant sales price per gallon	$11.93	$11.27	$11.80	$11.15
Average lubricant cost per gallon	10.71	10.10	10.61	9.96
Lubricant margin (2)	10.2%	10.3%	10.1%	10.7%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales, net of excise taxes	$1,119,914	$1,199,765	$3,498,715	$3,491,772
Lubricant sales	36,640	33,644	108,139	99,661
Other sales	16,020	8,956	45,760	26,980
Net sales	$1,172,574	$1,242,365	$3,652,614	$3,618,413
Cost of Products Sold
Fuel cost of products sold, net of excise taxes	$1,098,414	$1,180,630	$3,436,513	$3,427,488
Lubricant cost of products sold	32,893	30,164	97,208	89,025
Other cost of products sold	7,246	5,338	21,325	16,969
Cost of products sold	$1,138,553	$1,216,132	$3,555,046	$3,533,482
Fuel margin per gallon (1)	$0.07	$0.06	$0.06	$0.07

(1)
Wholesale fuel margin per gallon is a function of the difference between wholesale fuel sales and cost of fuel sales divided by the number of total gallons sold less gallons sold to our retail segment. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands, except per gallon data)
Statement of Operations Data (Unaudited)
Net sales (including intersegment sales)	$325,042	$321,710	$920,634	$924,183
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	281,706	283,282	811,227	819,810
Direct operating expenses (exclusive of depreciation and amortization)	29,773	27,492	86,511	80,431
Selling, general and administrative expenses	2,333	2,082	6,863	6,013
Gain on disposal of assets, net	(140)	—	(140)	—
Depreciation and amortization	2,846	3,362	8,194	8,719
Total operating costs and expenses	316,518	316,218	912,655	914,973
Operating income	$8,524	$5,492	$7,979	$9,210
Operating Data
Fuel gallons sold	80,705	78,132	232,236	227,683
Average fuel sales price per gallon, net of excise taxes	$3.12	$3.12	$3.07	$3.08
Average fuel cost per gallon, net of excise taxes	2.86	2.90	2.88	2.89
Fuel margin per gallon (1)	0.26	0.22	0.19	0.19

Merchandise sales	$70,900	$67,398	$199,684	$191,351
Merchandise margin (2)	28.7%	28.9%	28.8%	28.7%
Operating retail outlets at period end			230	221

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Fuel sales, net of excise taxes	$251,709	$244,058	$712,839	$700,837
Merchandise sales	70,900	67,398	199,684	191,351
Other sales	2,433	10,254	8,111	31,995
Net sales	$325,042	$321,710	$920,634	$924,183
Cost of Products Sold
Fuel cost of products sold, net of excise taxes	$231,143	$227,241	$668,642	$658,371
Merchandise cost of products sold	50,531	47,893	142,235	136,397
Other cost of products sold	32	8,148	350	25,042
Cost of products sold	$281,706	$283,282	$811,227	$819,810
Fuel margin per gallon (1)	$0.26	$0.22	$0.19	$0.19

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$1.84	$0.53	$4.28	$2.80
Income before income taxes	$328,070	$79,418	$788,940	$443,259
Unrealized gain on commodity hedging transactions	(17,020)	(25,745)	(136,371)	(83,713)
Loss (gain) on disposal of assets, net	(66)	(7,024)	939	(7,024)
Affiliate severance costs	—	—	12,878	—
Loss on extinguishment of debt	—	6	9	46,772
Earnings before income taxes excluding special items	310,984	46,655	666,395	399,294
Recomputed income taxes excluding special items (1)	(75,567)	(17,080)	(230,706)	(144,065)
Net income excluding special items	235,417	29,575	435,689	255,229
Net income attributable to non-controlling interest	60,099	—	143,834	—
Net income attributable to Western excluding special items	$175,318	$29,575	$291,855	$255,229
Diluted earnings per share excluding special items	$1.73	$0.33	$4.34	$2.54

(1)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interest.